PRICING SUPPLEMENT NO. 5                                          Rule 424(b)(3)
DATED:  September 1, 1999                                     File No. 333-83049
(To Prospectus  dated August 9, 1999
and Prospectus  Supplement  dated August 9, 1999)

                                 $7,878,183,000
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount: $150,000,000   Floating Rate Notes [ ]  Book Entry Notes [x]

Original Issue Date: 9/7/99      Fixed Rate Notes [x]     Certificated Notes [ ]

Maturity Date: 9/7/2000          CUSIP#: 073928KV4

Option to Extend Maturity:       No    [x]
                                 Yes   [ ]   Final Maturity Date:


                                              Optional        Optional
                            Redemption        Repayment       Repayment
        Redeemable On        Price(s)          Date(s)        Price(s)
        -------------        --------          -------        --------

             N/A                N/A              N/A             N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:  6.120%

Interest Payment Dates:  3/7/2000 and 9/7/2000

* The Regular Record Date shall be the date whether or not a business day 15 calendar days immediately preceeding such Interest Payment Date.


Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                                Maximum Interest Rate:

[ ]  Commercial Paper Rate                          Minimum Interest Rate:

[ ]  Federal Funds Rate                             Interest Reset Date(s):

[ ]  Treasury Rate                                  Interest Reset Period:

[ ]  LIBOR Reuters                                  Interest Payment Date(s):

[ ]  LIBOR Telerate

[ ]  Prime Rate

[ ]  CMT Rate

Initial Interest Rate:                              Interest Payment Period:

Index Maturity:

Spread (plus or minus):

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.